EXHIBIT 3.5
AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED BYLAWS
OF
ASURE SOFTWARE, INC.
(Effective as of February 21, 2024)

The Third Amended and Restated Bylaws (as amended) of Asure Software, Inc. (the “Corporation”) are hereby amended by deleting Article II, Section 10 in its entirety and replacing it with the following:
Section 10.     Stockholder Nomination of Director Candidates.

(1)     Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2)     Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.

(3) Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
(4) Each stockholder nominee shall deliver a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (i) consents to serving as a director if elected and to being named as a nominee in any proxy materials relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (ii) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or

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EXHIBIT 3.5
assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (iv) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership, and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor).
(5)     For nominations pursuant to subsection (1)(b) of this Section 10, in addition to any other requirements in this Section 10 with respect to any nomination proposed to be made at a meeting, each proposing stockholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, (a) no proposing stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such proposing stockholder has or is part of a group that has complied with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 10, as applicable, and (b) if (i) any proposing stockholder provides notice in accordance with Rule 14a-19(b) promulgated under the Securities Exchange Act of 1934, as amended and (ii) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period for subsection (2)(a) or subsection (2)(b) of this Section 10, as applicable, (y) such proposing stockholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Securities Exchange Act of 1934, as amended, or (z) such proposing stockholder fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such proposing stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Securities Exchange Act of 1934, as amended in accordance with the following sentence, then the nomination of such proposing stockholder’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of stockholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any proposing stockholder provides notice in accordance with Rule 14a-19(b) promulgated under the Securities Exchange Act of 1934, as amended, such proposing stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Securities Exchange Act of 1934, as amended.
(6) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine in good faith and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so reasonably determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

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